AMENDMENT TO THE EMPLOYMENT AGREEMENT
This Amendment to the Employment Agreement (the “Amendment”) by and among Miramar Labs, Inc. a Delaware corporation (the “Company”), and Brigid Makes, an individual (“Executive”), is dated as of May 28th, 2013, and amends the Employment Agreement by and among the Company and Executive, dated September 21st, 2011 (the “Agreement”).
RECITALS
WHEREAS, the Company and Executive desire to amend certain provisions of the Agreement in order to clarify the timing of the severance payments in accordance with Section VI.B.2 of Internal Revenue Service Notice 2010-6, as amended by Internal Revenue Service Notice 2010-80; and
WHEREAS, Section 17 of the Agreement provides that it may be altered or amended with the written consent of the Company and Executive.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending legally to be bound, hereby agree as follows:
AGREEMENT
1.Amendment to Section 5(b). The Section 5(b) of the Agreement is hereby amended and restated in its entire to read as follows:
“(b) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Section 5(a) will be subject to Executive signing and not revoking a separation agreement and release of claims (together, the “Release”) in a form acceptable to the Company that becomes effective and irrevocable within (60) days following Executive’s employment termination date (the “Release Deadline”) or such earlier date required by the Release. No severance or other benefits will be paid or provided unless the Release becomes effective and irrevocable. If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance or any other benefits under this Agreement. If the Release becomes effective by the Release Deadline, payment of severance or other benefits under this Agreement will commence on the Company’s next regular payroll period following the 60-day anniversary of the date of Executive’s termination. Except as required by Section 10, any payments delayed from the date Executive terminates employment through the Release Deadline will be payable in a lump sum without interest on the Company’s next regular payroll period following the 60-day anniversary of the date of Executive’s termination, and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit for the remainder of the 9-month period following the date of Executive’s termination.”

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2.    Effect of Amendment. Except as set forth in this Amendment, the provisions of the Agreement will remain unchanged and will continue in full force and effect.
3.    Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the Company and Executive with regard to the subjects hereof and thereof. No provision of this Amendment may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by Executive and a duly authorized officer of the Company other than Executive.
4.    Counterparts. This Amendment may be executed in several counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute the same instrument. Any signature page delivered by a fax machine or telecopy machine will be binding to the same extent as an original signature page.
5.    Governing Law. The provisions of this Amendment will be construed and interpreted under the laws of the State of California without giving effect to the principles of conflict of laws thereof. To the extent not otherwise provided for by Section 21 of the Agreement, the Company and Executive consent to the exclusive jurisdiction of all state and federal courts located in Santa Clary County, California for the purpose of any suit, action or other proceeding arising out of, or in connection with this Amendment.
IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the day and year written above.

MIRAMAR LABS, INC.

/s/ Bernard E. Shay

By: Bernard Shay

EXECUTIVE:

/s/ Brigid Makes

By: Brigid Makes